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                                                                   EXHIBIT 10.34

                              REDEMPTION AGREEMENT

        THIS REDEMPTION AGREEMENT(this "Agreement") is made and entered as of February 13, 2004 (the "Effective Date") by and between Ademar Serodio (the "Executive") and CDRJ North Atlantic (Lux) S.ar.l., a Luxembourg societe a responsabilite limitee ("North Atlantic") a wholly owned subsidiary of CDRJ Investments (Lux) S.A. (in liquidation), a societe anonyme organized under the laws of Luxembourg ("CDRY"). Intending to be legally bound by this Agreement, the parties agree as follows:

        1. Sale of Shares. Pursuant to the Stock Subscription Agreement, dated as of August 9, 2000, between the Executive and North Atlantic as successor to CDRJ, (the "Stock Subscription Agreement") and in consideration of the payments described in Section 2 hereof, the receipt and sufficiency of which are hereby acknowledged, the Executive hereby sells to North Atlantic and North Atlantic hereby purchases from Executive all of the Executive's right, title and interest in and to 3,476 shares (the "Shares") of Class A voting shares, par value $2.00 per share, of CDRJ (the "Common Stock"), including, without limitation, any and all rights to distribution or receipt of shares of or other interests in North Atlantic and any and all other property or amounts that may now or hereafter be distributable or receivable with respect to the Common Stock, and agrees to take any and all such action as may be necessary or appropriate to effect the transfer of the Common Stock to North Atlantic on the Effective Date in accordance with applicable law and this Agreement.

        2. Consideration. In accordance with the Stock Subscription Agreement and in consideration of the Executive's sale and North Atlantic's purchase of the Shares, North Atlantic shall pay the Executive on the Effective Date and concurrent with such sale, a total consideration of $535,304 in immediately available funds.

        3. Executive's Representations. The Executive makes the following representations, understanding North Atlantic's reliance thereupon in making the payments and entering into the transactions herein described:

               (a) The transfer of Common Stock hereunder will not: (1) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental agency or court to which the Executive is subject, (2) conflict with, result in a breach of, constitute a default under any agreement to which the Executive is a party, (3) create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, license, instrument, or other arrangement to which the Executive is a party or by which he is bound or to which any of his assets is subject.

               (b) The Executive holds of record and owns beneficially the Common Stock free and clear of any taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, and restrictions on transfer (other


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than any restrictions under the Securities Act of 1933, as amended, and state and foreign securities laws, and the Stock Subscription Agreement).

               (c) The Executive is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Executive to sell, transfer, or otherwise dispose of any Common Stock (other than the Stock Subscription Agreement).

               (d) The Executive is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Common Stock.

               (e) Concurrent with the execution hereof, the Executive is delivering to North Atlantic any certificates or other instruments representing the Shares, including but not limited to, any receipts provided to the Executive issued in connection with the bailment agreements (the "Bailment Agreements") entered into between the Purchaser and North Atlantic or CDRJ.

               (f) In consideration of the payment made pursuant to Section 2 hereof, the Executive, on his own behalf and on behalf of each of his agents, representatives, assigns, heirs, executors, trustees and administrators (collectively, the "Executive Releasors") hereby irrevocably and unconditionally releases, settles, cancels, acquits, discharges and acknowledges to be fully satisfied, and covenants not to sue North Atlantic, CDRJ, Clayton, Dubilier & Rice, Inc., Clayton, Dubilier & Rice Fund V Limited Partnership, and each of their respective subsidiaries, affiliates, successors and assigns, and each of their respective stockholders, partners, members, managers, employees, directors, officers, agents and other representatives (collectively, the "Releasees") from any and all claims, contractual or otherwise, demands, costs, rights, causes of action, charges, debts, liens, premises, obligations, complaints, losses, damages and all liability of whatever kind and nature, whether known or unknown ("Claims"), and hereby waives any and all rights that he, she or it may have at the time of the signing of this Agreement, at any time prior thereto or in the future, or that otherwise may exist or may have arisen with respect to, in connection with, related to, under or pursuant to any of the Shares, the Stock Subscription Agreement, the Registration and Participation Agreement, dated as of May 20, 2003, between North Atlantic, the Executive and certain other stockholders of North Atlantic (the "Registration and Participation Agreement") or the Bailment Agreements (the Registration and Participation Agreement and the Bailment Agreements, collectively, the "Other Transaction Documents"), or otherwise in connection with the offering, sale or repurchase of the Shares by North Atlantic or the purchase, ownership or sale of the Shares by the Executive, or otherwise in respect of the Shares, and acknowledges to be fully satisfied all of his, her or its rights under the Stock Subscription Agreement and the Other Transaction Documents and otherwise in respect of the Shares. The Executive Releasors and North Atlantic hereby each acknowledge and agree that all of their respective rights and obligations under the Stock Subscription Agreement and the Other Transaction Documents with respect to the Shares are hereby terminated. This Release specifically includes Claims which may now exist but which at



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this time, are unknown, unknowable or unanticipated, or which may or may not develop further at some point in the future and all potential Claims concerning any unforeseeable or unanticipated further developments of known injuries.

               (g) Each of the foregoing representations of the Executive is true, correct and complete as of the Effective Date.

        4. North Atlantic's Representations. North Atlantic makes the following representations understanding the Executive's reliance thereupon in transferring all of his right, title and interest in and to the Common Stock as provided herein:

               (a) North Atlantic is a societe a responsabilite limitee organized and in good standing under the laws of Luxembourg.

               (b) On or prior to the date hereof, and pursuant to Section 12(d) of the Stock Subscription Agreement, the Clayton, Dubilier & Rice Fund V Limited Partnership has validly assigned its repurchase rights under the Stock Subscription Agreement to North Atlantic. In connection therewith, North Atlantic is exercising the right of repurchase of the Shares at this time as contemplated herein.

               (c) the redemption of the Common Stock will not (1) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental agency or court to which North Atlantic is subject, or (2) conflict with, result in a breach of, or constitute a default under any agreement to which North Atlantic is a party.

               (d) the redemption of stock hereunder has been duly authorized according to the laws of all applicable jurisdictions.

               (e) Each of the foregoing representations of North Atlantic is true, correct and complete as of the Effective Date.

        5. Miscellaneous

               (a) The terms of this Agreement shall be governed under the laws of the State of California.

               (b) This Agreement shall be binding on and inure to the benefit of North Atlantic and its successors and assigns. This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto.

               (c) This Agreement, together with the Stock Subscription Agreement and the letter from Jafra to the Executive, dated December 19, 2003 constitute the entire


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agreement between the parties concerning the redemption of the Common Stock. Any conflict between this Agreement and any of the other mentioned agreements shall be settled in favor of this Agreement.

               (d) All Releasees under this Agreement who are not signatories to this Agreement shall be deemed to be third party beneficiaries of this Agreement to the same extent as if they were signatories hereto.

               (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the Effective Date.

                                            CDRJ NORTH ATLANTIC (LUX), S.ar.l.




                                            By: /s/ Ralph S. Mason, III
                                                --------------------------------
                                                Ralph S. Mason, III
                                                fonde de pouvoir




                                            /s/ Ademar Serodio
                                            ------------------------------------
                                            Ademar Serodio


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